EXHIBIT 10.06


                AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT


                                 MATERIAL TERMS

TYPE OF PROGRAM             -    Change in Control agreement for executives.
                                 Agreement has initial term through 1/31/08, subject to annual renewals.

ELIGIBLE EMPLOYEES          -    8 members of senior management


PROTECTION PERIOD           -    24-months following a Change in Control and
                                 prior to, if in connection with, a Change in Control

SEVERANCE BENEFITS -
IF CHANGE IN CONTROL OCCURS,-    Employee is terminated by the Company (other
AND                              than for disability or cause) or Employee
                                 terminates employment for good reason, Employee shall receive:

                                     1) pro-rata target bonus for the year in
                                        which termination occurs
                                     2) 2.99x annual salary (at higher of level
                                        upon termination event or immediately
                                        prior to Change in Control)
                                     3) 2.99x higher of target bonus or three-
                                        year average annual bonus
                                     4) 3 years medical benefits
                                     5) 3 additional years of service for SERP
                                     6) outplacement services (up to $20,000)

EQUITY VESTING              -    In the event of a Change in Control, any
                                 applicable performance-based vesting goals with respect to stock-based awards granted to the Employee shall be deemed 100% met and all stock
                                 -based awards shall vest in full, in each case immediately prior to the occurrence of such Change in Control.

ADDITIONAL PROVISIONS       -    A. Employee will not be subject to any non-
                                    compete.

                                 B. Employee is entitled to a gross-up for
                                    excise tax on excess parachute payments, subject to a 10% "cut-back" (i.e., change in control payments will be reduced below the 280G safe harbor if the total parachute value of CIC payments are less than 10% in excess of the 280G safe harbor).

                                 C. Employee has no duty to seek or gain new
                                    employment after termination, and no
                                    mitigation (other than for health and
                                    welfare benefits from new employer) will apply.

                                 D. Upon a Change in Control,Company is
                                    obligated to reim-


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                                    burse Employee for any legal fees incurred
                                    in connection with contesting Employee's rights under the agreement, subject to reimbursement in the case of a bad faith claim.

                                 E. Rights under relocation policy are
                                    irrevocable upon a Change in Control.

                                 F. The Company and Universal Computer System
                                    Holding, Inc. ("UCS") have acknowledged in writing that consummation of the merger between the Company and UCS will constitute good reason with respect to Mr. Geswein (Chief Financial Officer) and that the occurrence of the six month anniversary of consummation of the merger will constitute good reason for Mr. Guttman (General Counsel).